Exhibit 99.1

FOR IMMEDIATE RELEASE

Company Contacts:

Corporate Communications: Lisa Garber, 510/572-5241, e-mail: lisa.garber@lamresearch.com

Investor Relations: Shanye Hudson, 510/572-4589, e-mail: shanye.hudson@lamresearch.com

Lam Research Corporation Announces Martin B. Anstice to Succeed Stephen G. Newberry as President and CEO Effective January 1, 2012; Newberry to Continue as Vice Chairman

FREMONT, Calif., September 8, 2011—Lam Research Corporation (NASDAQ: LRCX) today announced that the company’s Board of Directors has appointed Martin B. Anstice to chief executive officer (CEO), effective January 1, 2012. Anstice succeeds Stephen G. Newberry, who will continue serving as vice chairman, an executive position with the company, after his transition as CEO. Anstice will also maintain his current role as president and chief operating officer.

Commenting on Anstice’s promotion, Newberry noted, “As president and chief operating officer, Martin has brought strong leadership to our company. He has more than 10 years of experience at Lam Research—working closely with our employees, customers, and suppliers; and earning an excellent reputation within the financial community during his tenure as chief financial officer,” he said. “Martin has consistently delivered solid results even during one of the most challenging business environments in our industry’s history. He is the ideal person to lead the company to our next level of success,” Newberry concluded.

Anstice subsequently added, “It is an honor and an incredible opportunity to lead Lam Research. We have great technologies and products and a solid track record of delivering strong operational and financial performance—which, combined with our talented employees and strong company culture—presents an exciting growth opportunity for us in the years ahead. I would like to thank Steve and the members of the Board for the confidence and trust they’ve placed in me,” said Anstice.

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LAM RESEARCH ANNOUNCES CEO TRANSITION…………………………..….Page 2 of 2

Remarking on the transition, James W. Bagley, chairman of Lam Research said, “Steve’s leadership, strategic vision, and focus on execution have led to a number of significant company and industry milestones for Lam Research. During his tenure, Lam achieved 50 percent market share in the dry etch market; entered the single-wafer wet clean business; surpassed $3 billion in revenue for fiscal year 2011; and gained the position as the fourth largest wafer fabrication equipment supplier in the world. We pride ourselves on our seamless leadership transitions, with Martin now being the second internal CEO appointment for Lam. The timing of Steve’s decision is consistent with Lam’s long-term succession plan developed by Steve and the Board over the past few years. Remaining as vice chairman, he will continue to focus on the strategic direction of the company and closely collaborate with Martin, as well as continue to engage with key customers and buy-side shareholders. On behalf of the board, I want to thank Steve for his extraordinary contributions and performance over the last 14 years,” concluded Bagley.

Statements made in this press release that are not statements of historical fact are forward-looking statements and are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate, but are not limited, the future positions, roles, achievements and tenures for Mr. Newberry and Mr. Anstice, and the opportunities for the company and its ability to grow. These forward-looking statements are based on current expectations and are subject to uncertainties and changes in condition, significance, value and effect as well as other risks detailed in documents filed by us with the Securities and Exchange Commission, including specifically our report on Form 10-K for the year ended June 26, 2011. These uncertainties and changes could cause actual results to vary from expectations. The Company undertakes no obligation to update the information or statements made in this press release.

Lam Research Corporation is a major provider of wafer fabrication equipment and services to the world’s semiconductor industry. Lam’s common stock trades on The NASDAQ Global Select MarketSM under the symbol LRCX. Lam Research is a NASDAQ-100(R) company. For more information, visit www.lamresearch.com.

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